Sub-Item 77Q1

The Cornerstone Strategic Return Fund, Inc.


The Proxy Statement on Schedule 14A for The Cornerstone
Strategic Return Fund, Inc.  (accession number
0000909012-01-000159), is incorporated by reference to the Definitive Proxy Statement for such funds filed with the SEC
Commission on March 07, 2001.